AGREEMENT


      AGREEMENT made and entered into this 13th day of March, 1997, by and between NICARAGUAN-AMERICAN TOBACCO SOCIEDAD ANONIMA, S.A., a corporation organized and existing under the laws of Nicaragua and having its principal offices in Nicaragua (hereinafter, the "Manufacturer") and NICARAGUAN-AMERICAN TOBACCO CO., INC., a corporation organized and existing under the laws of the State of Delaware and having its principal offices in the State of New Jersey (hereinafter, the "Importer").

      WHEREAS, Importer is an importer of premium cigars and requires a stable supply of premium cigars for resale; and

      WHEREAS, Manufacturer is desirous of manufacturing premium cigars to Importer's specifications and selling such products exclusively to Importer throughout the period hereinafter specified;

      NOW THEREFORE, in consideration of the foregoing and the obligations of Manufacturer and Importer herein contained, the parties do hereby agree as follows:

      1. Quantity. Manufacturer agrees to produce for sale exclusively to Importer, and Importer agrees to purchase from Manufacturer, a quantity of premium cigars, under such brand name labels as Importer shall specify, equal to not less than all of Manufacturer's annual premium cigar production. Manufacturer agrees that its annual premium cigar production during the term of this agreement shall equal or exceed 13,000,000 units.

      2. Quality and Price. Cigars provided to Importer hereunder shall be of a quality and packaged in a manner designated by Cigars By Santa Clara, N.A., Inc. and approved by Importer; it being understood that any premium cigars which are unsaleable at the time of delivery to Importer shall be replaced by Manufacturer at no charge to Importer. The base unit price charged to Importer shall be the Manufacturer's actual cost of the unit. The base unit price may be adjusted from time to time by mutual agreement of Manufacturer and Importer; provided, however, that in no event shall any increase in such unit price exceed the average increase in unit prices of all premium cigars produced in Nicaragua sold by the manufacturers thereof to distributors, as reported by the Cigar Association of America.

      3. Delivery; Force Majeure. The products under this agreement shall be deemed to have been delivered to Importer at the port of discharge in Tampa, Florida in the United States of America, and title and risk of loss shall pass to Importer at such point of delivery. Neither party hereto shall be liable for any failure by it to make or take any delivery hereunder, or for any delay by it in making or taking such delivery, if such failure or delay is due to any contingency which is beyond the reasonable control of such party, including, without limitation, acts of God, drought or other adverse weather conditions, earthquakes, flood, fires, explosions, wars, strikes, and any other causes beyond the reasonable control of the party in question whether of the kind herein enumerated or otherwise.

      4. Term. This Agreement shall become effective from the date first above written and shall continue in force for a period of one (1) year. This Agreement shall automatically be extended for nine (9) additional periods of one-year each unless Importer shall give Manufacturer written notice of termination at the end of the initial term or any such one-year period at least 120 days prior to the end of the initial term or such one-year period, as the case may be, in which event this Agreement shall terminate at the end of the initial term or such one-year period, as the case may be.

      5. Successors and Assigns. The benefits of this Agreement shall inure to the respective representatives and successors of the parties hereto, and the obligations assumed in this Agreement by the parties hereto shall be binding upon their respective successors.

      6. Assignment. Importer shall have the right to sell or assign this Agreement. Manufacturer may not assign this Agreement without the prior written consent of Importer.

      7. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of North Carolina without reference to its choice of law provisions.

      8. Consent to Jurisdiction. EACH OF MANUFACTURER AND IMPORTER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF IREDELL, STATE OF NORTH CAROLINA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF MANUFACTURER AND IMPORTER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF MANUFACTURER AND IMPORTER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ANY ACTION, SUIT OR PROCEEDING AGAINST THE OTHER PARTY HERETO

IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.


                            [signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its officer thereunto duly authorized as of the date first above written.


NICARAGUAN-AMERICAN TOBACCO               NICARAGUAN-AMERICAN
      SOCIEDAD ANONIMA, S.A.                                TOBACCO CO., INC.


By: /s/ Lewis I. Rothman                  By: /s/ Lewis I. Rothman
   -------------------------                  ------------------------
   Name:  Lewis I. Rothman                   Name:  Lewis I. Rothman
   Title: Secretary                          Title: Secretary



    APTDO, Postal No . 64                    2008 18th Street
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    Esteli, Nicaragua                        Tampa, Florida  33601
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             (Address)                            (Address)